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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on (Form S-8) pertaining to the 1999 Stock Incentive Plan of CacheFlow Inc. of our report dated May 16, 2000 (except Note 12, as to which the date is July 10, 2000) with respect to the consolidated financial statements and financial statement schedule of CacheFlow Inc. included in its Annual Report, (Form 10-K) for the year ended April 30, 2000 filed with the Securities and Exchange Commission.



Walnut Creek, California          /s/ Ernst & Young LLP
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November 13, 2000                 Ernst & Young LLP